Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Second Quarter 2016 Financial Results

ARLINGTON, VA, July 26, 2016 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company” or “Arlington”) today reported net income of $12.9 million, or $0.56 per diluted share, and non-GAAP core operating income of $15.5 million, or $0.67 per diluted share, for the quarter ended June 30, 2016. A reconciliation of non-GAAP core operating income to GAAP income (loss) before income taxes appears at the end of this press release.

Second Quarter 2016 Financial Highlights

•	$0.56 per diluted share of GAAP net income

•	$0.67 per diluted share of non-GAAP core operating income

•	$18.77 per share of book value

•	$13.92 per share of tangible book value

•	$0.625 per share dividend

“Our investment portfolio produced solid cash spread earnings during the quarter, despite volatile market conditions and elevated prepayment speeds. For the quarter, the Company generated core operating income of $0.67 per diluted share, which allowed the Company to continue to pay a dividend to our shareholders of $0.625 per share,” said J. Rock Tonkel, Jr., the Company’s President and Chief Executive Officer. “During the quarter, Brexit related risks and lower market expectations for global economic growth drove increased demand for U.S. government bonds, steering the 10-year U.S. Treasury rate to historic lows and leading to further spread widening in fixed-income securities. Despite these volatile market conditions, as well as absorbing non-recurring proxy contest related costs, the Company was able to sustain its 22nd consecutive quarterly dividend of $0.625 per share or higher, generate a positive economic return, and provide an 18.9% annualized return on tangible book value from non-GAAP core operating income during the quarter. We would like to thank our fellow shareholders for their support of our efforts to continue to drive strong returns and value creation for our shareholders over the long-term.”

Other Second Quarter Highlights

As of June 30, 2016, the Company’s agency investment portfolio totaled $4,482 million, consisting of $3,570 million of agency MBS and $912 million of both net long to-be-announced (“TBA”) agency securities and commitments to purchase specified agency MBS. As of June 30, 2016, the Company’s $3,570 million of agency MBS were comprised primarily of the following:

•	$1,577 million of 3.5% 30-year MBS

•	$1,914 million of 4.0% 30-year MBS

•	$73 million of 4.5% 30-year MBS

As of June 30, 2016, the Company’s agency MBS had a weighted average original purchase price of $105.45 and a weighted average market price of $107.55. The Company’s fixed-rate agency MBS were specifically selected for their relatively lower propensity for prepayment, with approximately 70% of the Company’s agency MBS portfolio in specified pools of low balance loans, approximately 14% in specified pools of loans originated in certain geographic areas, while the remainder includes specified pools of loans issued under the Home Affordable Refinance Program (“HARP”), loans with low FICO scores or with other characteristics selected for the prepayment protection. Weighted average pay-up premiums on the Company’s agency MBS portfolio, which represent the estimated price premium of agency MBS backed by specified pools over a generic TBA agency security, were approximately one percentage point as of June 30, 2016 compared to approximately 5/8 of a percentage point as of March 31, 2016.

As of June 30, 2016, the Company’s net long TBA securities and commitments to purchase specified agency MBS had a net notional amount of $875 million, purchase price of $902 million and market value of $912 million, resulting in a net GAAP carrying fair value of $10 million. Under GAAP, the Company accounts for its TBA securities and commitments to purchase specified agency MBS as derivative instruments. As of June 30, 2016, the Company’s $912 million of net long TBA securities and commitments to purchase specified agency MBS were comprised of the following:

•	$805 million of 3.0% 30-year agency TBA securities

•	$107 million of 3.5% 30-year specified agency MBS commitments

The Company enters into various hedging transactions to mitigate the interest rate sensitivity of its cost of borrowing and the value of its agency MBS portfolio. As of June 30, 2016, the Company had interest rate derivatives used to hedge its agency MBS investment portfolio with net notional amounts as follows:

•	$750 million of interest rate swaps with original maturities of two years

•	$1,500 million of interest rate swaps with original maturities of ten years

•	$2,000 million of put options on 10-year U.S. Treasury note futures

As of June 30, 2016, the Company had $750 million in notional amount of two-year interest rate swap agreements with a weighted average pay fixed rate of 1.04% and a remaining weighted average maturity of 1.4 years, and $1,500 million in notional amount of 10-year interest rate swap agreements with a weighted average pay fixed rate of 1.89% and a remaining weighted average maturity of 9.7 years. As of June 30, 2016, the Company also had contracts that provide the Company the option to put 10-year U.S. Treasury note futures with an equivalent net notional amount of $2,000 million that were struck at a weighted average strike price per contract that equates to a 10-year U.S. Treasury rate of approximately 2.17%.

Interest income less interest expense on short-term financing on the Company’s agency MBS portfolio for the second quarter of 2016 and 2015 was $18.1 million and $21.0 million, respectively. For the quarters ended June 30, 2016 and 2015, the amortization of the Company’s net premium on its agency MBS was $7.8 million and $10.4 million, respectively, and its weighted average yield on its agency MBS was 2.73% and 2.64%, respectively. The actual weighted-average constant prepayment rate (“CPR”) for the Company’s agency MBS was 11.40% for the second quarter of 2016.

For the quarters ended June 30, 2016 and 2015, the Company reported TBA dollar roll income of $3.7 million and $2.2 million, respectively. TBA dollar roll income is considered the economic equivalent of investing in agency MBS financed with a repurchase agreement and is calculated as the price discount of a forward-settling purchase of a TBA agency MBS relative to the “spot” sale of the same security. Under GAAP, the Company accounts for its TBA securities as derivative instruments and recognizes income from TBA dollar rolls as a component of net investment gains and losses in the Company’s financial statements.

During the second quarter of 2016, the Company recorded net investment gains on its agency investment portfolio of $40.3 million and net investment losses on its related interest rate derivative hedging instruments of $46.8 million for a net investment loss on its hedged agency portfolio of $6.5 million. Excluding TBA dollar roll income and interest rate swap net interest expense included in non-GAAP core operating income, the Company had net investment gains on its agency investment portfolio of $36.6 million and net investment losses on its related interest rate derivative hedging instruments of $42.4 million for a net investment loss on its hedged agency portfolio of $5.8 million, or $0.25 per share.

As of June 30, 2016, the Company’s private-label MBS portfolio consisted of $120.7 million in face value with an amortized cost basis of $81.8 million and a fair value of $89.1 million. Interest income less interest expense on short-term financing on the Company’s private-label MBS portfolio for the second quarter of 2016 and 2015 was $2.6 million and $3.9 million, respectively, including non-cash accretion of $1.4 million and $2.3 million, respectively. During the second quarter of 2016, the Company sold private-label MBS for sale proceeds of $38.3 million, which was $1.1 million less than the prior quarter fair value. In addition, the Company recorded net unrealized losses on its available-for-sale private-label MBS of $1.6 million included in other comprehensive income and net unrealized losses on its trading private-label MBS of $0.2 million for total net unrealized losses of $1.8 million during the second quarter of 2016. The Company’s total net losses for private-label MBS included in both net income and other comprehensive income was $2.9 million, or $0.12 per diluted share, during the second quarter of 2016.

As of June 30, 2016, the Company had $3,287 million of repurchase agreements outstanding with a weighted average rate of 66 basis points secured by an aggregate of $3,477 million of agency MBS at fair value. As of June 30, 2016, the Company also had $30 million of repurchase agreements outstanding with a weighted average rate of 241 basis points secured by $51 million of private-label MBS at fair value.

During the second quarter of 2016 and 2015, the Company’s expenses totaled $7.7 million and $3.9 million, respectively. For the second quarter of 2016, the Company’s expenses included $3.6 million, or $0.16 per diluted share, of non-recurring expenses related to the 2016 proxy contest that are in excess of those normally incurred for an annual meeting of shareholders.

Corporate Tax Structure

The Company is subject to taxation as a corporation under Subchapter C of the Internal Revenue Code of 1986, as amended. As of June 30, 2016, the Company’s estimated net operating loss carry-forwards were $98.5 million that begin to expire in 2027 and its estimated net capital loss carry-forwards were $291.3 million that begin to expire in 2019. The Company’s estimated net operating and net capital loss carry-forwards as of June 30, 2016 are subject to potential adjustments up to the time of filing the Company’s income tax returns. For GAAP accounting purposes, as of June 30, 2016 the Company had a deferred tax asset of $111.8 million, or $4.85 per share, which reflects a substantial valuation allowance against its net capital loss carry-forwards. During the second quarter of 2016, the Company recorded a decrease in the valuation allowance of $11.0 million primarily attributable to net gains on its MBS investment portfolio during the period.

Stock Repurchase Program

In October 2015, the Company’s Board of Directors authorized an increase in the Company’s share repurchase program pursuant to which the Company may repurchase up to 2.0 million shares of its Class A common stock. As of June 30, 2016, 1.95 million shares of the Company’s Class A common stock remain available for repurchase under the repurchase program, unchanged from March 31, 2016.

Distributions to Shareholders

The Company’s Board of Directors approved a distribution to common shareholders of $0.625 per share for the second quarter of 2016. The distribution will be paid on July 29, 2016 to shareholders of record as of June 30, 2016.

The tax characterization of the Company’s distributions to shareholders is determined annually and reported to shareholders on Form 1099-DIV after the end of the calendar year. As a C-corporation, distributions to shareholders of current or accumulated earnings and profits are qualified dividends eligible for the 23.8% federal income tax rate whereas similar distributions to shareholders by a REIT of current or accumulated earnings and profits are nonqualified dividends subject to the higher 43.4% tax rate, inclusive of the 3.8% Medicare tax rate, on ordinary income. Any distributions in excess of current or accumulated earnings and profits would be reported as returns of capital instead of qualified dividends. Distributions that are classified as returns of capital are nontaxable to the extent they do not exceed a shareholder’s adjusted tax basis in the Company’s stock, or as a capital gain to the extent that the amount of the distribution exceeds a shareholder’s adjusted tax basis in the Company’s stock.

Conference Call

The Company will hold a conference call for investors at 9:00 A.M. Eastern Time on Wednesday, July 27, 2016 to discuss the Company’s second quarter of 2016 results.

Investors may listen to the earnings call via the internet at: http://www.arlingtonasset.com/index.php?s=19. Replays of the earnings call will be available for 60 days via webcast at the Internet address provided above, beginning two hours after the call ends.

Additional Information

The Company will make available additional quarterly information for the benefit of its shareholders through a supplemental presentation that will be available at the Company’s website, www.arlingtonasset.com. The presentation will be available on the Webcasts and Presentations section located under the Updates & Events tab of the Company’s website.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning interest rates, portfolio allocation, financing costs, portfolio hedging, prepayments, dividends, book value, and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in political and monetary policies, changes in default rates, changes in prepayment rates, changes in the Company’s returns, changes in the use of the Company’s tax benefits, changes in the agency MBS asset yield, changes in the Company’s monetization of net operating loss carry-forwards, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of the Company’s net operating loss and net capital loss carry-forwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve, the Federal Housing Finance Agency and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, ability to realize book value growth through reflation of private-label MBS, and general economic, political, regulatory and market conditions. These and other material risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement.

Financial data to follow

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$18,913	$36,987
Interest receivable	10,432	11,936
Sold securities receivable	48,778	—
Mortgage-backed securities, at fair value
Private-label	89,086	130,435
Agency	3,570,379	3,865,316
Derivative assets, at fair value	9,927	12,991
Deferred tax assets, net	111,824	97,530
Deposits	123,314	29,429
Other assets	2,391	18,315

Total assets	$3,985,044	$4,202,939

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$3,316,577	$2,834,780
Federal Home Loan Bank advances	—	786,900
Interest payable	1,365	2,436
Accrued compensation and benefits	2,795	5,170
Dividend payable	14,490	14,504
Derivative liabilities, at fair value	75,818	553
Purchased securities payable	63,483	—
Other liabilities	4,488	1,132
Long-term debt	73,545	73,433

Total liabilities	3,552,561	3,718,908

Equity:
Common stock	230	230
Additional paid-in capital	1,899,282	1,898,085
Accumulated other comprehensive income, net of taxes	7,230	12,371
Accumulated deficit	(1,474,259)	(1,426,655)

Total equity	432,483	484,031

Total liabilities and equity	$3,985,044	$4,202,939

Book value per share	$18.77	$21.05
Tangible book value per share (1)	$13.92	$16.81
Shares outstanding (in thousands) (2)	23,037	22,994

(1)	Tangible book value represents total stockholders’ equity less net deferred tax assets.
(2)	Represents shares of Class A common stock and Class B common stock outstanding plus vested restricted stock units convertible into Class A common stock less unvested restricted Class A common stock.

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income
Agency mortgage-backed securities	$23,408	$24,126	$49,063	$49,586
Private-label mortgage-backed securities	2,805	4,155	5,776	9,198
Other	138	5	266	12

Total interest income	26,351	28,286	55,105	58,796

Interest expense
Short-term debt	5,509	3,395	11,009	6,475
Long-term debt	1,194	1,180	2,387	1,828

Total interest expense	6,703	4,575	13,396	8,303

Net interest income	19,648	23,711	41,709	50,493

Investment loss, net
Realized (loss) gain on sale of available-for-sale investments, net	(593)	13,117	(593)	16,465
Other-than-temporary impairment charges	(1,638)	—	(1,737)	—
Gain (loss) on trading investments, net	27,665	(51,445)	78,615	(31,700)
(Loss) gain from derivative instruments, net	(34,381)	30,501	(135,141)	(45,511)
Other, net	—	309	19	421

Total investment loss, net	(8,947)	(7,518)	(58,837)	(60,325)

Other expenses
Compensation and benefits	2,756	2,669	5,320	5,081
Other expenses	4,916	1,276	6,687	2,282

Total other expenses	7,672	3,945	12,007	7,363

Income (loss) before income taxes	3,029	12,248	(29,135)	(17,195)
Income tax (benefit) provision	(9,865)	5,647	(10,411)	18,389

Net income (loss)	$12,894	$6,601	$(18,724)	$(35,584)

Basic earnings (loss) per share	$0.56	$0.29	$(0.81)	$(1.55)

Diluted earnings (loss) per share	$0.56	$0.29	$(0.81)	$(1.55)

Weighted-average shares outstanding (in thousands)
Basic	23,003	22,979	22,998	22,976

Diluted	23,070	23,098	22,998	22,976

Other comprehensive income (loss), net of taxes
Unrealized gains (losses) on available-for-sale securities (net of taxes of $(641), $108, $(3,805), and $(2,555), respectively)	$(1,006)	$169	$(5,976)	$(4,324)
Reclassification
Included in investment loss, net, related to sales of available-for-sale securities (net of taxes of $(144), $(4,312), $(144), and $(4,692), respectively)	(226)	(13,279)	(226)	(16,641)
Included in investment loss, net, related to other-than-temporary impairment charges on available-for-sale securities (net of taxes of $637, $-0-, $676, and $-0-, respectively)	1,001	—	1,061	—

Comprehensive income (loss)	$12,663	$(6,509)	$(23,865)	$(56,549)

The following tables present information on the Company’s investment and hedge portfolio as of June 30, 2016 (unaudited, dollars in thousands):

Agency MBS:

Fair Value
Specified agency MBS	$3,564,488
Interest-only agency MBS	5,891

Total agency MBS	3,570,379
Net agency TBA and other purchase commitments	911,505

Total	$4,481,884

Specified agency MBS:

	Face Amount	Fair Value	Market Price	Coupon	Weighted Average Life
30-year fixed rate:
3.5%	$1,481,966	$1,577,539	$106.45	3.50%	5.0
4.0%	1,766,249	1,914,373	108.39	4.00%	4.3
4.5%	65,969	72,551	109.98	4.50%	3.8
5.5%	22	25	113.18	5.50%	4.7

Total/weighted-average	$3,314,206	$3,564,488	107.55	3.79%	4.6

Net agency TBA and other purchase commitments:

	Notional Amount:
	Net Long (Short) Position	Implied Cost Basis	Implied Fair Value	Net Carrying Amount
30-year 3.0% coupon TBA securities	$775,000	$795,746	$804,414	$8,668
30-year 3.5% coupon specified agency MBS purchase commitments	100,441	106,040	107,091	1,051

Total	$875,441	$901,786	$911,505	$9,719

Private-label MBS:

Face value	$120,655
Discount	$(38,901)
Amortized cost	$81,754
Net unrealized gain	$7,332
Fair market value	$89,086
Fair market value (as a % of face value)	73.8%
Quarterly GAAP yield (annualized)	9.49%
Weighted average coupon	3.21%
Three-month voluntary prepayment rate (annualized)	9.3%
Credit enhancement	0.1%
60+ days delinquent	12.2%
Three-month default rate (annualized)	7.4%
Three-month loss severity rate (1)	33.0%
Three-month credit loss rate (annualized) (2)	2.4%

(1)	Represents a “loss-given-default” rate. Private-label MBS collateral pools which experienced no defaults within the three-month historical period are excluded from the loss severity rate calculation.
(2)	Calculated as the three-month default rate multiplied by the three-month loss severity rate.

Interest Rate Swaps:

	June 30, 2016
	Notional Amount	Average Fixed Pay Rate	Average Remaining Maturity (Years)	Fair Value
Years to maturity:
Less than 2 years	$750,000	1.04%	1.4	$(3,839)
2 to 10 years	1,500,000	1.89%	9.7	(71,979)

Total / weighted-average	$2,250,000	1.61%	6.9	$(75,818)

Put Options on 10-year U.S. Treasury Note Futures:

Maturity Date	Notional Amount	Net Fair Value
July 2016	$2,000,000	$208

Non-GAAP Core Operating Income

In addition to the Company’s results of operations determined in accordance with generally accepted accounting principles as consistently applied in the United States (“GAAP”), the Company computed “non-GAAP core operating income” for the three and six months ended June 30, 2016. The Company defines core operating income as “economic net interest income” less “core general and administrative expenses.”

Economic Net Interest Income

Economic net interest income is comprised of the following:

•	net interest income determined in accordance with GAAP;

•	TBA agency MBS dollar roll income, which is calculated as the price discount of a forward-settling purchase of a TBA agency MBS relative to the “spot” sale of the same security, earned ratably over the period beginning on the settlement date of the sale and ending on the settlement date of the forward-settling purchase; and

•	net interest income or expense incurred from interest rate swap agreements.

In the Company’s consolidated statements of comprehensive income prepared in accordance with GAAP, TBA agency MBS dollar roll income and the net interest income or expense incurred from interest rate swap agreements are reported as a component of the overall periodic change in the fair value of derivative instruments within the line item “gain (loss) from derivative instruments, net” of the “investment gain (loss), net” section.

Core General and Administrative Expenses

Core general and administrative expenses are non-interest expenses reported within the line item “total other expenses” of the consolidated statements of comprehensive income less stock-based compensation expense. For the three and six months ended June 30 2016, core general and administrative expenses also exclude non-recurring expenses related to the 2016 proxy contest that are in excess of those normally incurred for an annual meeting of shareholders.

Non-GAAP Core Operating Income for the Three and Six Months Ended June 30, 2016

The following table presents the Company’s computation of core operating income for the three and six months ended June 30, 2016 (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
GAAP net interest income	$19,648	$41,709
TBA dollar roll income	3,719	7,514
Interest rate swap net interest expense	(4,376)	(8,373)

Economic net interest income	18,991	40,850
Core general and administrative expenses	(3,444)	(6,864)

Non-GAAP core operating income	$15,547	$33,986

Non-GAAP core operating income per diluted share	$0.67	$1.47

Weighted average diluted shares outstanding	23,070	23,055

The following table provides a reconciliation of GAAP pre-tax net income to non-GAAP core operating income for the three and six months ended June 30, 2016 (unaudited, amounts in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
GAAP income (loss) before income taxes	$3,029	$(29,135)
Less:
Total investment loss, net	8,947	58,837
Stock-based compensation expense	647	1,164
Non-recurring proxy contest related expenses	3,581	3,979
Add back:
TBA dollar roll income	3,719	7,514
Interest rate swap net interest expense	(4,376)	(8,373)

Non-GAAP core operating income	$15,547	$33,986

Non-GAAP core operating income is used by management to evaluate the financial performance of the Company’s long-term investment strategy and core business activities over periods of time as well as assist with the determination of the appropriate level of periodic dividends to stockholders. The Company believes that non-GAAP core operating income assists investors in understanding and evaluating the financial performance of the Company’s long-term investment strategy and core business activities over periods of time as well as its earnings capacity. A limitation of utilizing this non-GAAP financial measure is that the effect of accounting for “non-core” events or transactions in accordance with GAAP does, in fact, reflect the financial results of our business and these effects should not be ignored when evaluating and analyzing our financial results. For example, the economic cost or benefit of hedging instruments other than interest rate swap agreements, such as U.S. Treasury note futures or options on U.S. Treasury note futures, do not affect the computation of non-GAAP core operating income. In addition, the Company’s calculation of non-GAAP core operating income may not be comparable to other similarly titled measures of other companies. Therefore, the Company believes that net income and comprehensive income determined in accordance with GAAP should be considered in conjunction with non-GAAP core operating income.

Non-GAAP Core Operating Income for Fiscal Year 2015

The Company retrospectively applied its revised definition of core operating income to the quarterly and annual periods of fiscal year 2015. The Company notes, however, that the non-GAAP core operating income measures computed for prior year periods are not directly comparable to the results computed for the three and six months ended June 30, 2016, as the Company solely utilized hedging instruments other than interest rate swap agreements prior to November 2015. The economic costs or benefits of hedging instruments other than interest rate swap agreements do not affect the computation of non-GAAP core operating income. The results of the Company’s retrospective application of its revised definition of core operating income to fiscal year 2015 are presented in the following table (unaudited, amounts in thousands, except per share amounts):

	Fiscal Year 2015
	Total Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
GAAP net interest income	$102,374	$25,807	$26,074	$23,711	$26,782
TBA dollar roll income	6,743	2,353	1,896	2,235	259
Interest rate swap net interest expense	(1,282)	(1,282)	—	—	—

Economic net interest income	107,835	26,878	27,970	25,946	27,041
Core general and administrative expenses	(13,642)	(3,121)	(3,639)	(3,575)	(3,307)

Non-GAAP core operating income	$94,193	$23,757	$24,331	$22,371	$23,734

Non-GAAP core operating income per diluted share	$4.08	$1.03	$1.05	$0.97	$1.03

Weighted average diluted shares outstanding	23,088	23,066	23,065	23,098	23,096

The following table provides a reconciliation of GAAP pre-tax net income to non-GAAP core operating income for fiscal year 2015 (amounts in thousands):

	Fiscal Year 2015
	Total Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
GAAP income (loss) before income taxes	$(30,842)	$23,486	$(37,133)	$12,248	$(29,443)
Less:
Total investment (gain) loss, net	118,429	(1,653)	59,757	7,518	52,807
Stock-based compensation expense	1,145	853	(189)	370	111
Add back:
TBA dollar roll income	6,743	2,353	1,896	2,235	259
Interest rate swap net interest expense	(1,282)	(1,282)	—	—	—

Non-GAAP core operating income	$94,193	$23,757	$24,331	$22,371	$23,734